Exhibit 1.1

6,000,000

FOAMIX PHARMACEUTICALS LTD.

Ordinary Shares

UNDERWRITING AGREEMENT

September 28, 2016

Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
As Representatives of the several
  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

Foamix Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”) and certain shareholders of the Company named in Schedule II attached hereto (the “Selling Shareholders”), propose to sell an aggregate of 6,000,000 of the Company’s ordinary shares (the “Firm Shares”), par value NIS 0.16 per share (the “Ordinary Shares”).  Of the 6,000,000 Firm Shares, 5,700,000 are being sold by the Company and 300,000 are being sold by the Selling Shareholders. In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 900,000 additional Ordinary Shares on the terms set forth in Section 3 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”.  This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.

1.          Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)          A registration statement on Form F-3 (File No. 333-207546) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)          “Applicable Time” means 8:30 a.m. (New York City time) on September 28, 2016;

(ii)          “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)          “Pricing Disclosure Package” means, as of the Applicable Time and considered all together, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus listed on Schedule VI hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)          “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)          “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement, the documents incorporated by reference therein and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

(viii)          “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ix)          “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form F-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)          From the time of the initial confidential submission of the Company’s registration statement on Form F-1 (File No. 333-198123) with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)          The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(d)          The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)          The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Registration Statement conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder.

(f)          The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(h). The documents incorporated by reference in the Registration statement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(h).

(h)          The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(h).

(i)          Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(h).

(j)          Each Written Testing-the-Waters Communication prepared or approved by the Company in writing, if any, did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(h).  Each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)          Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)          Each of the Company and its subsidiary has been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing (where such concept is applicable) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiary taken as a whole (a “Material Adverse Effect”).  The Company and its subsidiary have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Foamix Pharmaceuticals Inc.  The subsidiary of the Company is not a “significant subsidiary”, as defined in Rule 405 under the Securities Act.  The Company has not been designated as a “breaching company”, within the meaning of the Israeli Companies Law 5759-1999, by the Registrar of Companies of the State of Israel.

(m)          The Company has an authorized share capital as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with Israeli securities laws and, to the extent applicable, U.S. Federal and State securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with Israeli securities laws and, to the extent applicable, U.S. Federal and State securities laws.  All of the issued shares of capital stock or other ownership interest of the subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)          The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws, and will be free of statutory and contractual preemptive rights, rights of first refusal and any other similar rights of any share holder.

(o)          All grants and issuances of the Company’s shares to its, or its subsidiary’s, employees were made pursuant to the equity compensation plan of the Company. With respect to the stock options (the “Stock Options”) (i) to the Company’s knowledge, each Stock Option purported to be issued under Section 102 of the Israel Tax Ordinance qualifies for treatment under that section and for treatment under the capital gains track, (ii) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, and (iii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto.

(p)          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q)          The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiary, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject; (ii) result in any violation of the provisions of the articles of association, charter or by-laws (or similar organizational documents) of the Company or of its subsidiary; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets, except, for purposes of clauses (i) and (iii) above, any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)          Neither the Company nor its subsidiary (i) has any outstanding obligations to the Office of the Chief Scientist of the Ministry of Economy of the State of Israel (the “Chief Scientist”) or (ii) is in violation with respect to any instrument of approval granted to it by the Investment Center of the Ministry of Economy of the State of Israel (the “Investment Center”).

(s)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for (i) the registration of the Shares under the Securities Act; (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state or foreign securities laws or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Shares by the Underwriters; (iii) the filing of certain notices with the Registrar of Companies in the State of Israel regarding the transfer of the Shares; and (iv) the transaction notification to NASDAQ.

(t)          The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(u)          Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company and its consolidated subsidiary, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(v)          The Company and its subsidiary maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and its subsidiary maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of the Company and subsidiary reviewed or audited by the Company’s independent auditor and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto.

(w)          (i) The Company and its subsidiary maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiary in the reports they file or submit under the Exchange Act  is accumulated and communicated to management of the Company and its subsidiary, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decision regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(x)          Since the date of the most recent balance sheet of the Company reviewed or audited by Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or its subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiary; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(z)          Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor its subsidiary has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, except as set forth or contemplated in the most recent Preliminary Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or otherwise set forth or contemplated in the most recent Preliminary Prospectus, (iv) entered into any material transaction not in the ordinary course of business, except as set forth or contemplated in the most recent Preliminary Prospectus, or (v) declared or paid any dividend on its share capital, and since such date there has not been any change in the share capital (other than the issuance of ordinary shares, if any, pursuant to employee incentive plans described in the most recent Preliminary Prospectus) or in long-term debt of the Company or its subsidiary, or any adverse change or any development involving a prospective adverse change in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiary taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)          The Company and its subsidiary have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary.  All assets held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiary.

(bb)          The Company and, to the Company’s knowledge, its directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto have been, in compliance with, all health care laws and regulations applicable to the Company or any of its product candidates or activities, including development and testing of pharmaceutical products, kickbacks, recordkeeping, documentation requirements, the hiring of employees, quality, safety, privacy, security, licensure, accreditation or any other aspect of developing and testing health care or pharmaceutical products (collectively, “Health Care Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the United States Food and Drug Administration (“FDA”), the Drug Enforcement Agency (“DEA”), the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General and the Ministry of Health of the State of Israel, of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under any Health Care Laws.

(cc)          Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns or possesses adequate rights to use all patent applications, patents, trademarks, trade names, trademark registrations, service marks, service mark registrations, copyrights, licenses, knowhow, software, systems and technology (including trade secrets and other unpatented or un-patentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of its business as currently conducted or as currently proposed to be conducted.  The Company owns all Intellectual Property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by it (“Company Intellectual Property”).  To the Company’s knowledge: (i) there are no third parties who have rights to any Company Intellectual Property, except for licensees of the Company as generally described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) there is no infringement by third parties of any Company Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others:  (A) challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Pricing Disclosure Package or the Prospectus as under development, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.  The Company and its subsidiary have complied with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect.  The product candidates described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or patent applications owned by the Company.

(dd)          The Company and its subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign, including Israeli, regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (“Permits”), except where the failure to possess any Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor its subsidiary is in violation of, or in default under, any of the Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor has the Company or its subsidiary received any notice of proceedings relating to the revocation or modification of, or non‑compliance with, any such material Permit.  Neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.  The Company has not applied for “approved enterprise”, “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center.

(ee)          Except as disclosed in the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, during the three (3) year period ending on December 31, 2014, the Company has not had any research and development site (whether Company-owned or that of a contractor or a joint developer for Company product candidates) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company product candidates, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(ff)          Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company products (“Safety Notices”) during the three (3) year period ending on December 31, 2014, (ii) such Safety Notices, if any, were resolved or closed, and (iii) to the Company’s knowledge, there are no material complaints with respect to the Company products that are currently unresolved. There are no Safety Notices, or, to the Company’s knowledge, material product complaints with respect to the Company products, and to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the Company products, (ii) a material change in labeling of any the Company products, or (iii) a termination or suspension of marketing or testing of any the Company products.

(gg)          The clinical and preclinical studies and tests conducted by the Company, and, to the knowledge of the Company, the clinical and preclinical studies and tests conducted on behalf of or sponsored by the Company, were, and if still pending, are, being conducted in all material respects in accordance with all applicable Health Care Laws and standard medical and scientific research procedures, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312.  Any descriptions of clinical, pre-clinical and other studies and tests, including any related results and regulatory status, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus are accurate in all material respects.  Except as disclosed in the Pricing Disclosure Package and the Prospectus and to the Company’s knowledge, there are no studies, tests or trials the result of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus.  No investigational new drug application has been filed by or on behalf of the Company with the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the Company’s knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical study or trial conducted or proposed to be conducted by or on behalf of the Company.  The Company has made all such filings and obtained all such approvals as may be required by the Israeli Ministry of Health, the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S., Israeli or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies, except where the failure to make such filings, obtain such approval or comply with such rules, regulations and policies could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(hh)          The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(ii)          Neither the Company, nor, to the Company’s knowledge, any of its directors, officers, employees and agents, is debarred or excluded, or has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion, from any federal or state government health care program under 21 U.S.C. Sec. 335a or any similar state law, rule or regulation. As of the Effective Date, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending or, to the Company’s knowledge, threatened against the Company or its directors, officers, employees or agents.

(jj)          There are no legal or governmental proceedings pending to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk)          There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor its subsidiary has knowledge that any other party to any such contract or other document has any intention not to render full performance in all material respects as contemplated by the terms thereof.

(ll)          The statements made in the most recent Preliminary Prospectus under the captions “Description of Ordinary Shares” and “Taxation” and the statements made in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 under the caption “Business—Government Regulations”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or of contracts and other documents described therein, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mm)          The Company and its subsidiary carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries at a similar stage of development.  All policies of insurance of the Company and its subsidiary are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies in all material respects; and neither the Company nor its subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(nn)          No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(oo)          No labor disturbance by or dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(pp)          Neither the Company nor its subsidiary (i) is in violation of its articles of association, charter or by‑laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)          The Company and its subsidiary (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or its subsidiary under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company and its subsidiary are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect.

(rr)          The Company and its subsidiary have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or its subsidiary, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)          (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt)          The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus is based on or derived from sources that the Company believes to be reliable in all material respects.

(uu)          Neither the Company nor its subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(vv)          Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. Except for the Shares to be sold by the Selling Shareholders, the Company is not required to include any securities with the securities being offered and sold pursuant to this Agreement.

(ww)          Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.  Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xx)          The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(yy)          The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(zz)          Assuming the Underwriters have not offered the Shares or otherwise engaged in a solicitation, advertising or any other action constituting an offer under the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) in Israel, neither the Company nor anyone acting on its behalf have engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law as amended and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(aaa)          The Shares to be sold by the Company have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market.

(bbb)          The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(ccc)          Neither the Company nor its subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ddd)          Neither the Company nor its subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiary while acting in such capacity, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, Section 291A of the Israel Penal Law, 5733-1973 and the rules and regulations thereunder and any other similar foreign or domestic law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

(eee)          The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(fff)          Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ggg)          Subject to the qualifications and assumptions set forth in the Pricing Disclosure Package, the Registration Statement and the Final Prospectus, the Company does not believe it is, for its most recently completed taxable year, a “passive foreign investment company” (as defined in Section 1297 of the Code, and the regulations promulgated thereunder).  Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” for any foreseeable subsequent taxable year.

(hhh)          Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(iii)          Except as set forth or contemplated in the Pricing Disclosure Package, for a period of twelve months prior to and including the date hereof, the Company has not offered or sold any of its securities in Israel except under employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Disclosure Package.

(jjj)          The Company has duly designated Puglisi & Associates as its authorized agent to receive service of process as set forth in Section 22.

 (lll)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Representations, Warranties and Agreements of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a)          Such Selling Shareholder nor any person acting on its behalf (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(b)          Each Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholders are selling Shares, each Selling Shareholder will have, good and marketable title to the Shares to be sold by each such Selling Shareholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, except for any liens, encumbrances, equities or claims arising under the Power of Attorney.

(c)          The Shares to be sold by such Selling Shareholder hereunder and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of that Selling Shareholder, whether by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(d)          Upon delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant hereto the Underwriters will acquire good and marketable title to the Shares free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(e)          Such Selling Shareholder has duly and irrevocably executed and delivered an irrevocable power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing Mr. Ilan Hadar as attorney-in-fact, with full power of substitution, and with full authority to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholders.

(f)          Such Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Power of Attorney.

(g)          This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(h)          The Power of Attorney has been duly and validly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder enforceable against that Selling Shareholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(i)          The sale of the Shares by such Selling Shareholder, the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Shareholder and the consummation by that Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of such Selling Shareholder is a party or by which any of such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the articles of association (or similar organizational documents) of such Selling Shareholder if the selling shareholder is a corporate entity, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder.

(j)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the sale of the Shares by that Selling Shareholder, the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Shareholder and the consummation by that Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriters.

(k)          All information furnished to the Company or any Underwriter by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus is and will be, as of the Applicable Time, true, correct, and complete in all material respects, and did not and will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; it being understood and agreed that the only such information furnished to the Company by such Selling Shareholder contained in the Registration Statement, the Preliminary Prospectus and the Prospectus is the information with respect to such Selling Shareholder (excluding percentages) that appears in the table (and corresponding footnotes) under the heading “Selling Shareholders” (such information collectively the “Selling Shareholder Information”).  Such Selling Shareholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Selling Shareholders” (both prior to and after giving effect to the sale of the Offered Shares).

(l)          Assuming the Underwriters have no permanent establishment in the State of Israel and that they are not otherwise subject to taxation in the State of Israel, other than any withholding taxes which may be necessary pursuant to Israeli law on account of gains of such Selling Shareholder arising under clauses (1) and (2) below, no stamp or other issuance of transfer taxes or duties and no capital gains, income or other taxes are payable by the Underwriters, or otherwise imposed on any payments made by the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement by such Selling Shareholder, (2) the sale or delivery of the Shares to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement, or (3) the sale and delivery outside of the State of Israel by the Underwriters of the Shares to be sold by such Selling Shareholder to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement.

(m)          Such Selling Shareholder has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Shares to the Underwriters and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and such Selling Shareholder has the power to designate, appoint and empower, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered Puglisi & Associates as agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the offering in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over such Selling Shareholder as provided in Section 22 hereof.

(n)          Such Selling Shareholder is not prompted to sell Shares by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)          Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(p)          Assuming the Underwriters have not offered the Shares or otherwise engaged in a solicitation, advertising or any other action constituting an offer under the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) in Israel, such Selling Shareholder nor anyone acting on its behalf has engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law as amended and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

Any certificate signed by any of the Selling Shareholders and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.          Purchase of the Shares by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,700,000 Firm Shares to the several Underwriters and each Selling Shareholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company, and from each Selling Shareholder, that number of shares Firm Shares that represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 900,000 additional Option Shares.  Such options are exercisable in the event that the Underwriters sell more Ordinary Shares than the number of Firm Shares in the offering and as set forth in Section 5 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $8.93 per share.

Subject to Section 11(b), the Company is not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

4.          Offering of Shares by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5.          Delivery of and Payment for the Shares.  Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company, with any transfer taxes payable in connection with the sale of such Shares to the Underwriters duly paid by the Company and the Selling Shareholders, as applicable.  This date and time are sometimes referred to as the “Initial Delivery Date”.  Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares being sold by the Company and the Selling Shareholders by wire transfer in immediately available funds to the account(s) specified by the Company with respect to the proceeds payable to the Company and by the attorney-in-fact pursuant to the Power of Attorney with respect to the proceeds payable to each Selling Shareholder.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company and the Selling Shareholders shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct. Upon delivery, the Company and the Selling Stockholders shall register the Firm Shares in such names and in such denominations as the Representatives shall request in writing not less than one full business day prior to the Initial Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Shareholders by the Representatives within such 30-day period; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the Option Shares are delivered is sometimes referred to as an “Option Share Delivery Date”, and the Initial Delivery Date and any Option Share Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company, with any transfer taxes payable in connection with the sale of such Option Shares to the Underwriters duly paid by the Company. On each Option Share Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

6.          Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)          To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)          To furnish promptly upon request to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)          To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v)          Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such amendment or supplement to which the Representatives shall reasonably object.

(vi)          Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii)          To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)          As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(ix)          Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)          For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock−Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than (i) the Shares, (ii) Ordinary Shares or other securities issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans existing on the date hereof or referred to in the most recent Preliminary Prospectus (“Existing Plans”) or upon exercise of currently outstanding options, warrants or rights in net or cashless transactions and not issued under one of those plans and (iii) Ordinary Shares or other securities issued in connection with acquisitions, strategic partnerships or lending, leasing or other commercial transactions (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) in an amount not to exceed 5% of the Company’s outstanding Ordinary Shares as of the Initial Delivery Date; provided that, in each case, the recipient of such Ordinary Shares or other securities executes and delivers a lock-up agreement in the form of Exhibit A hereto), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than the grant of options or rights pursuant to Existing Plans; provided that, in each case, the recipient of such options or rights executes and delivers a lock-up agreement in the form of Exhibit A hereto), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than any registration statement on Form S−8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, and to cause each officer, director and selling shareholder set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi)          To apply the net proceeds from the sale of the Shares being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii)          To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(xiii)          If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv)          The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Shares or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xv)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.  The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xvi)          The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xvii)          The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(b)          Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.          Further Agreements of the Selling Shareholders.  Each Selling Shareholder agrees, severally and not jointly:

(a)          Such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares;

(b)          Such Selling Shareholder shall deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(c)          Such Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(d)          Such Selling Shareholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

8.          Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes (including transfer taxes) incident to and in connection with:

(a)          the authorization, issuance, sale and delivery of the Shares, as well as the purchase from the Company, and the initial sale and delivery to the Underwriters of the shares to purchasers thereof, and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares;

(b)          the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto;

(c)          the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement;

(d)          the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares;

(e)          the delivery and distribution of the Powers of Attorney;

(f)          any required review by FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters in an amount that, together with the fees and expenses of counsel to the Underwriters pursuant to clauses (g) or (h) of this Section 8, is not greater than $30,000);

(g)          the listing of the Shares on The NASDAQ Global Market or any other exchange;

(h)          the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters, which, together with the fees and expenses of counsel to the Underwriters pursuant to clauses (e) and (h) of this Section 8, shall not exceed $30,000);

(i)          the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters, which, together with the fees and expenses of counsel to the Underwriters pursuant to clauses (e) and (g) of this Section 8, shall not exceed $30,000);

(j)          the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show; and

(k)          all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement;

provided that, except as provided in this Section 8 and in Section 13 below, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters, and the travel and lodging expenses of their representatives including 50% of the cost of any aircraft chartered in connection with the road show.

9.          Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)          No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)          All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Powers of Attorney, any paying agent agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as U.S. counsel to the Company and the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e)          Herzog Fox & Neeman shall have furnished to the Representatives its written opinion, as Israeli counsel to the Company and the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f)          Fish & Richardson P.C. shall have furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(g)          The Representatives shall have received from White & Case LLP, as U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)          At the time of execution of this Agreement, the Representatives shall have received from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)          With respect to the letter of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)          The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)          That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)          That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii)          That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)          To the effect of Section 9(m), provided that no representation with respect to the judgment of the Representatives need be made.

(k)          Each Selling Shareholder (or one or more attorneys-in-fact on behalf of such Selling Shareholder) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Shareholders contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholders have complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l)          (i) Neither the Company nor its subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, and except as set out or contemplated in the Pricing Disclosure Package, there shall not have been any change in the share capital or long-term debt of the Company or its subsidiary or any change or development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiary taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivering of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)          The NASDAQ Global Market shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o)          The Lock-Up Agreements between the Representatives and the officers, directors and shareholders of the Company set forth on Schedule III, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(p)          On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Barclays Capital Inc. and Credit Suisse Securities (USA) LLC may in their sole discretion waive on behalf of the Underwriters compliance with any conditions above, whether with respect to the Initial Delivery Date or any Optional Shares Delivery Date.

10.          Indemnification and Contribution.

(a)          The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company specifically for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(h).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)          Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact relating to the Selling Shareholder Information contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Shareholder or used or referred to by the Selling Shareholder in connection with the offering of the Shares in violation of Section 7(a) being referred to as a “Selling Shareholder Free Writing Prospectus”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein relating to the Selling Shareholder Information not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that with respect to subparagraphs (i) and (ii), each Selling Shareholder shall only be liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (after deducting underwriting commissions and discounts but before deducting offering expenses) from the offering of the Shares sold by such Selling Shareholder under the Agreement.  The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, each Selling Shareholder and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(h).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person.

(d)          Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed in writing; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  In any such event, the fees and expenses of such separate counsel shall be paid by the indemnifying party.

(e)          No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Sections 10(a) or 10(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(f)          If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(f) shall be deemed to include, for purposes of this Section 10(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(g)          Notwithstanding the provisions of Section 10(f) above, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(g) are several in proportion to their respective underwriting obligations and not joint.

(h)          The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding delivery of Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the section titled “Stabilization, Short Positions and Penalty Bids” appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.          Defaulting Underwriters.

(a)          If, on any Delivery Date, any Underwriter defaults on its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remain unpurchased does not exceed one-eleventh of the total number of Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the total number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased exceeds one-eleventh of the total number of Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.          Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(o) and 9(p) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13.          Reimbursement of Underwriters’ Expenses.  If (a) the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.          Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions.  The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.          No Fiduciary Duty.  The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company, Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders.  The Company and the Selling Shareholders hereby waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.          Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(e), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal;

(b)          if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Dov Tamarkin, CEO (Fax: + (972) 8-9474356); and

(c)          if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to such Selling Shareholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. and Credit Suisse Securities (USA) LLC.

17.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective personal representatives successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(d) of this Agreement shall be deemed to be for the benefit of the directors and officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.          Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.          Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday or Thursday that is not a day on which banking institutions in New York or Israel are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

21.          Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.          Submission to Jurisdiction, Etc.  The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company and the Selling Shareholders irrevocably appoint Puglisi & Associates as their authorized agents in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholders, as applicable, by the person serving the same to the address provided in Section 16 shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders, as applicable, in any such suit or proceeding.  The Company and the Selling Shareholders further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.          Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

24.          Judgment Currency.  The obligation of the Company or the Selling Shareholders in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholders an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

25.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

26.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Dov Tamarkin
	Name:	Dov Tamarkin
	Title:	CEO

By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	CFO

TAMARKIN MEDICAL INNOVATION LTD.

By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Attorney-in-Fact

MEIR EINI HOLDINGS LTD.

By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Accepted:

Barclays Capital Inc.
Credit Suisse Securities (USA) LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Authorized Representative

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Kolz
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Shares
Barclays Capital Inc.	1,800,000
Credit Suisse Securities (USA) LLC	1,800,000
Cowen and Company, LLC	1,500,000
Guggenheim Securities, LLC	900,000
Total	6,000,000

SCHEDULE II

SELLING SHAREHOLDERS

Selling Shareholder	Number of Firm Shares
Tamarkin Medical Innovation Ltd.	200,000
c/o 2 Holzman Street, Weizmann Science Park Rehovot 76704, Israel
Meir Eini Holdings Ltd.	100,000
c/o 2 Holzman Street, Weizmann Science Park Rehovot 76704, Israel

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Officers

Dov Tamarkin
Meir Eini
David Domzalski
Ilan Hadar
Yohan Hazot
David Schuz
Mitchell Shirvan
Alvin Howard
Herman Ellman

Directors

Stanley Hirsch
Rex Bright
Darrell Rigel
Stanley Stern
Anna Kazanchyan
Aaron Schwartz
Dalia Megiddo

Shareholders

Tamarkin Medical Innovation Ltd.
Meir Eini Holdings Ltd.
ZEAS Technology and Science Management Ltd.

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1.          Public offering price: $9.50 per share

2.          Number of Firm Shares offered by the Company: 5,700,000

3.          Number of Firm Shares offered by the Selling Shareholders: 300,000

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.